UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2017 (November 14, 2017)

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2017, Visteon Corporation (the “Company”) entered into Amendment No. 3 (the “Amendment”) to its credit agreement, dated as of April 9, 2014 (as amended by that certain Waiver and Amendment No. 1 to Credit Agreement, dated as of March 25, 2015 and Amendment No. 2 to Credit Agreement, dated as of March 24, 2017, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”) with Citibank, N.A., as administrative agent, the guarantors party thereto and certain lenders party thereto. The Amendment provides for the replacement and repricing of the initial term facility with a new term facility (the “Refinancing Term Facility”; any loans made pursuant to the Refinancing Term Facility, “New Term Loans”) in an aggregate principal amount of $350,000,000.

At the Company’s option, loans under the New Term Loans may be maintained from time to time at an interest rate equal to the applicable domestic rate (“Base Rate”) plus an applicable margin of 1.00% per annum or the LIBOR-based rate (“Eurodollar Rate”) plus an applicable margin of 2.00% per annum. The Base Rate shall be a fluctuating rate per annum equal to the highest of (i) the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York on the following Business Day, plus 0.50%; (ii) the rate established by the Administrative Agent as its “prime rate” at its principal U.S. office and (iii) the Eurodollar Rate (which, for the purposes of establishing the Base Rate, shall not be less than 0.00%) plus 1%. The Eurodollar Rate shall be equal to the quotient obtained by dividing (a) the ICE Benchmark Administration Limited LIBOR Rate by (b) the difference between 1.00 and the reserve percentage under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement with respect to Eurocurrency funding.

Outstanding borrowings of New Term Loans prepaid prior to May 14, 2018 are subject to a prepayment premium in the amount of 1.00% of the principal prepaid.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of November 14, 2017, by and among Visteon Corporation, the guarantors party thereto, each lender party thereto and Citibank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: November 17, 2017	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel